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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 2000, except for note 14, which is as of March 1, 2000 and except for the convertible debt financing in note 1, which is as of September 15, 2000 relating to the financial statements of Quokka Sports, Inc. which appears in the Registration Statement on Form S-4 dated October 11, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP
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San Francisco, California
November 13, 2000